SCHEDULE II

   INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-EARL SCHEIB

      GAMCO INVESTORS, INC.
                       6/15/04            1,300-             *DO
                       6/08/04            2,000-            3.1600
                       5/24/04            1,000             3.1100
                       5/13/04            6,300             2.7654
GABELLI SECURITIES, INC.
          GABELLI ASSOCIATES LTD
                       5/25/04            2,500             3.1000
          GABELLI ASSOCIATES FUND
                       5/25/04            2,000             3.1000
      GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                       6/21/04           12,000             3.2998

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.